UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securites Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2021
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Power Integrations, Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	000-23441	94-3065014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5245 Hellyer Avenue
San Jose, California 95138-1002
(Address of principal executive offices)

 (408) 414-9200
 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	POWI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Ben Sutherland from Vice President of Worldwide Sales to Senior Director of Sales, Europe, India and Southeast Asia

On March 22, 2021, Ben Sutherland, Vice President of Worldwide Sales of Power Integrations, Inc. (the “Company”), accepted a new position with the Company’s United Kingdom subsidiary, Power Integrations Europe Limited. Effective June 1, 2021, Mr. Sutherland will assume a new role as Senior Director of Sales, Europe, India and Southeast Asia. Mr. Sutherland, who has been employed by the Company since 2000, had served in a similar role internationally prior to assuming his current position; he requested the change to enable him to relocate to the United Kingdom for family reasons.  Upon assuming the new role, Mr. Sutherland will cease to be an executive officer of the Company. The Company has undertaken a search to fill the Worldwide Sales position being vacated by Mr. Sutherland.

In connection with Mr. Sutherland’s transition to his new role, he will no longer be eligible for the severance and change of control benefits under his Executive Officer Benefits Agreement with the Company that is made available to its executive officers. Mr. Sutherland’s outstanding equity awards will continue to vest during his service in his new role with the Company’s United Kingdom subsidiary.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

March 26, 2021	/s/ Sandeep Nayyar
(Date)	Sandeep Nayyar
Chief Financial Officer